UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

February 25, 2005
Date of Report
(Date of earliest event reported)

NOVELL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices and zip code)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 8.01. Other Events

Q1 Fiscal 2005 Non-GAAP Earnings per Share Calculation Explanation

On February 22, 2005, Novell, Inc. issued a press release announcing financial results for its first fiscal quarter ended January 31, 2005 and held a conference call immediately afterwards. We have received a number of questions relating to our calculation of reported non-GAAP earnings per share (“EPS”). This 8-K provides clarification about the calculation. The EPS figures that were announced, diluted EPS of $0.90 and diluted non-GAAP EPS of $0.03, were correctly stated, as explained below.

We used diluted weighted average shares of 435 million in calculating diluted EPS and diluted weighted average shares of 383 million in calculating diluted non-GAAP EPS. The 52 million share difference represents the common stock potentially issuable upon full conversion of our $600 million aggregate principal amount of senior convertible debentures.

SFAS No. 128, “Earnings per Share,” requires that shares potentially issuable upon conversion of convertible securities can only be included in the calculation of diluted EPS if they are dilutive, or in other words, if they result in a lower EPS. These rules also require that net income be adjusted for the tax-effected expenses that would not be incurred if the potential shares had been converted at the beginning of the period. The quarterly tax-effected debt issuance cost amortization and interest expense associated with the 52 million shares potentially issuable upon conversion of the debentures totals $1.5 million.

Prior to adjusting for the impact of the convertible debt shares and expenses, non-GAAP net income for the first quarter of fiscal 2005 was $9.8 million, weighted average shares was 383 million and EPS was $0.0256. If the 52 million potential shares were included in weighted average shares and the related $1.5 million of debt issuance cost amortization and interest expense was added back to net income, diluted non-GAAP EPS would have been $0.0260 ($11.3 million divided by 435 million shares). The effect of this adjustment is therefore antidilutive to EPS. Since SFAS No. 128 prohibits taking into account adjustments that are antidilutive in calculating diluted EPS, we exclude the impact of the convertible debt shares and expenses in our calculation of diluted non-GAAP EPS.

A reconciliation of diluted EPS to diluted non-GAAP EPS is set forth in the revised press release financial schedule entitled Unaudited Non-GAAP Adjusted Earnings Information, which is included in the revised schedules set forth in Exhibit 99.1 hereto.

Item 2.02. Results of Operations and Financial Condition

New Software Licenses and Maintenance and Services Revenue Reclassification

Subsequent to the issuance of our press release and the conference call announcing our results of operations for our first fiscal quarter 2005, it came to our attention that $6.1 million of Linux & platform services revenue reported as new software licenses should have been reported as maintenance and services. The $6.1 million relates to Linux products, mainly SUSE Linux Professional Server.

New software licenses revenue for the first fiscal quarter 2005 was reported in our February 22, 2005 press release to be $50.4 million and is now stated at $44.3 million. Maintenance and services revenue was originally reported to be $239.7 million and is now stated at $245.8 million. There is no change to total net revenue or net income in the first fiscal quarter 2005.

This change impacts a number of financial schedules that were attached to our earnings press release, including the Consolidated Unaudited Condensed Statements of Operations, the Unaudited Trended Solutions Category, Business Category & Segment Revenue report, and the Unaudited Trended Solutions Revenue by New Software Licenses and Maintenance and Services. Revised schedules are attached to this 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number	Description
99.1	Revised Q1 Fiscal 2005 Press Release Financial Schedules of Novell, Inc.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc. (Registrant)
Date: February 25, 2005	By /s/ Joseph S. Tibbetts, Jr. Senior Vice President Chief Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

The following exhibit is filed as part of this current report on Form 8-K.

Exhibit Number	Description
Exhibit 99.1	Revised Q1 Fiscal 2005 Press Release Financial Schedules of Novell, Inc.